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                 GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P.
                               6100 Sears Tower
                         Chicago, Illinois  60606-6402

                                April 15, 1999

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois  60690

Ladies and Gentlemen:

            Reference is hereby made to that certain Promissory Note (the "Note") of even date herewith by and between U.S. Aggregates, Inc., a Delaware corporation (the "Borrower"), and Harris Trust and Savings Bank (the "Bank").

            Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership ("GTCR"), is the legal and beneficial owner of a portion of the issued and outstanding capital stock of the Borrower. To induce the Bank to enter into the Note, GTCR hereby agrees (the "Note Funding Agreement"), subject to the remaining provisions of this letter and for so long as this letter remains in effect, to contribute cash to the capital of the Borrower which shall be used by the Borrower for the purpose of funding payment of the Note and all accrued and unpaid interest thereon (the "Cash Contribution"), to the extent the
Note is then due and payable ("Note Obligations"); provided, however, that the maximum obligation of GTCR under the Note Funding Agreement shall not exceed the original principal amount of $15,701,313.82 plus any additional amounts borrowed by the Borrower under the Note to fund the payment of accrued interest under the outstanding Note Obligations (the "Interest Payment Transactions"); and provided, further, that GTCR shall not be deemed to be in breach or default of its obligations under this Note Funding Agreement to contribute cash to the capital of the Borrower unless, within five Business Days after receipt of a written request from the Bank (a "Funding Request"), GTCR has not contributed to the capital of the Borrower the amount of cash specified in the Funding Request (which request shall in no event exceed the amount due under the Note Obligations).

            If the Note shall not have been paid in full on December 31, 1999, then, pursuant to this Note Funding Agreement, GTCR shall contribute the Cash Contribution. Each of the undersigned agrees that, notwithstanding the terms of any other agreement (other than any guaranty of the Note), upon receipt by the Borrower of the Cash Contribution, such Cash Contribution shall be used solely to pay the Note in full and all accrued and unpaid interest thereon (the "Note Repayment Transaction" and, together with the Interest Payment Transactions, the "Transactions").

            In the event that GTCR pays the obligations owed by the Borrower under the Note through the Cash Contribution, any guaranty of such Note or through any other method, GTCR
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agrees that any claim GTCR may have against the Borrower as a result of GTCR's payment of such Note shall be converted to equity of the Borrower.

            The Borrower hereby (i) agrees to take all reasonable actions necessary to effectuate the Transactions and (ii) grants all waivers and consents under all agreements by or among the parties hereto solely to the extent required or necessary to effectuate the Transactions. Notwithstanding anything to the contrary contained herein, nothing herein shall impair or otherwise affect the rights of the Bank under the Note or any guaranty thereof.

            GTCR further agrees to pay on demand, if not paid by or on behalf of the Borrower, all reasonable costs and expenses of every kind incurred by the Bank in enforcing this letter ("Enforcement Costs"). "Costs and expenses" as used in the preceding sentence shall include, without limitation, reasonable attorneys' fees incurred by the Bank in retaining counsel in connection with any claim, suit, appeal, any insolvency or other proceedings under the Bankruptcy Code or otherwise.

            GTCR represents and warrants to the undersigned that: (a) GTCR is a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and has full partnership power, authority and legal right to own its property and assets and to transact the business in which it is engaged; (b) GTCR has full partnership power, authority and legal right to execute and deliver, and to perform its obligations under, this letter, and has taken all necessary action to authorize its obligations hereunder on the terms and conditions of this letter and to authorize the execution, delivery and performance of this letter; and (c) this letter has been duly executed and delivered by GTCR as of the date hereof and constitutes a legal, valid and binding obligation of GTCR enforceable against GTCR in accordance with its terms, except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought.

            This letter and all of GTCR's obligations hereunder shall remain in full force and effect until the Note shall be finally and irrevocably paid in full (the "Termination Event"). Upon the occurrence of the Termination Event, this letter and all of GTCR's obligations hereunder shall automatically and forever terminate. After the termination of this letter as set forth above, the Bank shall take such action and execute such documents as GTCR may reasonably request in order to evidence the termination of this letter.

            The parties hereto expressly and affirmatively acknowledge and agree that this letter is for the sole benefit of the undersigned parties and that nothing herein shall confer any rights or remedies upon any party, other than such parties and their respective successors and permitted assigns. The parties hereto further acknowledge and agree that each of the undersigned parties may enforce the obligations hereunder of any other undersigned party.


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            This letter is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or event whatsoever, except as herein provided. This letter is intended to be the final, complete and exclusive expression among the undersigned relating to the subject matter hereof. No modification or amendment of any provision of this letter shall be effective unless in writing and signed by a duly authorized officer of each of the undersigned.

            Prior to the termination of this letter, no course of dealing among the undersigned and no act, delay or omission by the undersigned in exercising any right or remedy hereunder or with respect to any of the Note Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. This letter shall inure to the benefit of the Bank under the Note.

            If any provision of this letter is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective. GTCR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AND GTCR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BANK TO BRING PROCEEDINGS AGAINST GTCR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY GTCR AGAINST THE BANK OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS LETTER SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS. THIS LETTER AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE CONSTRUED UNDER THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.

            All notices, approval, requests, demands and other communications hereunder shall be in writing and delivered by hand or by nationally recognized overnight courier, or sent by first class mail, sent to the address specified in this letter.

            GTCR WAIVES THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS. GTCR WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS LETTER, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY THE BANK. GTCR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, GTCR


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FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS
SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS LETTER OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LETTER.


                                    - 4 -
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            This letter may be executed in multiple counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same letter and shall become effective when one or more of such counterparts have been signed by each of the parties and delivered to the other party.

                                        Very truly yours,

                                        GOLDER, THOMA, CRESSEY, RAUNER FUND
                                        IV, L.P.

                                        By:  GTCR IV, L.P.
                                        Its: General Partner

                                             By:  Golder, Thoma, Cressey,
                                                  Rauner, Inc.
                                             Its: General Partner

                                             By: /s/ David A. Donnini
                                                 -------------------------------
                                             Its:_______________________________

Acknowledged and agreed to
this 1st day of April, 1999:
     ___

HARRIS TRUST AND SAVINGS BANK

By:  /s/ illegible
    -------------------------------
Its:_______________________________


BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Agent

By:  /s/ illegible
     ------------------------------
Its: Vice President
     ------------------------------


THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:  /s/ illegible
     ------------------------------
Its: Vice President
     ______________________________


U.S. AGGREGATES, INC.

By:  /s/ Michael Stone
     ------------------------------
Its: ______________________________



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